                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT /X/
FILED BY A PARTY OTHER THAN THE REGISTRANT / /
----------------------------------------------

Check the appropriate box:

/ /   Preliminary Proxy Statement         / /  Confidential, For Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))


/X/   Definitive Proxy Statement


/ /   Definitive Additional Materials

/ /   Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12



                           VERMONT PURE HOLDINGS, LTD.
                (Name of Registrant as Specified In Its Charter)

                                 NOT APPLICABLE
                   (Name of Person(s) Filing Proxy Statement)


PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

/X/  No fee required.

/ /   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:_____

     (2)  Aggregate number of securities to which transaction applies:_____

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):_____

     (4)  Proposed maximum aggregate value of transaction:_____

     (5)  Total fee paid:_____

/ /   Fee paid previously with preliminary materials.

/ /    Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)  Amount Previously Paid:_____

      (2)  Form, Schedule or Registration Statement no.:_____

      (3)  Filing Party:_____

      (4)  Date Filed: _____

------------------------------------------------------------------------------

                           VERMONT PURE HOLDINGS, LTD.
                       ROUTE 66, CATAMOUNT INDUSTRIAL PARK
                             RANDOLPH, VERMONT 05060

                           ---------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 15, 1999

                           ---------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Vermont Pure Holdings, Ltd. ("Company") will be held at the Sheraton Burlington Hotel and Conference Center, 870 Williston Road, South Burlington, Vermont 05403 on Tuesday, June 15, 1999 at 1:30 P.M. local time, for the following purposes:

1. To elect eight directors to hold office until the Annual Meeting of Stockholders in 2000 and until their respective successors have been duly elected and qualified;

2. To approve the Vermont Pure Holdings, Ltd. 1999 Employee Stock Purchase Plan, a copy of which is appended to the Proxy Statement as Exhibit A;

3. To amend the Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock of the Company from 20,000,000 to 50,000,000; and

4. To transact such other business as may properly come before the meeting, and any adjournment(s) thereof.

    The record date for the Annual Meeting is April 30, 1999. Only stockholders of record at the close of business on April 30, 1999 will be entitled to notice of, and to vote at, the Meeting and any adjournments thereof.

    YOU ARE URGED TO READ THE ATTACHED PROXY STATEMENT, WHICH CONTAINS INFORMATION RELEVANT TO THE ACTIONS TO BE TAKEN AT THE MEETING. IN ORDER TO ASSURE THE PRESENCE OF A QUORUM, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND DATE THE ACCOMPANYING PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ADDRESSED, POSTAGE PREPAID ENVELOPE. YOU MAY REVOKE YOUR PROXY IF YOU SO DESIRE AT ANY TIME BEFORE IT IS VOTED.

                                          By Order of the Board of Directors


                                          Robert C. Getchell
                                          Secretary
Randolph, Vermont
May 15, 1999

                           VERMONT PURE HOLDINGS, LTD.

                                 ---------------
                                 PROXY STATEMENT
                                 ---------------


                               GENERAL INFORMATION

     This Proxy Statement and the enclosed form of proxy are furnished in connection with solicitation of proxies by the Board of Directors ("Board") of Vermont Pure Holdings, Ltd. ("Company") to be used at the Annual Meeting of Stockholders of the Company to be held on Tuesday, June 15, 1999, and any adjournment or adjournments thereof ("Annual Meeting"). The matters to be considered at the Annual Meeting are set forth in the attached Notice of Meeting.

     The Company's executive offices are located at Route 66, Catamount Industrial Park, Randolph, Vermont 05060. The Company's telephone number is 802-728-3600. This Proxy Statement and the enclosed form of proxy are first being sent to stockholders on or about May 15, 1999.

RECORD DATE AND OUTSTANDING SHARES

     The Board has fixed the close of business on April 30, 1999 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record at the close of business on that date will be entitled to vote at the Annual Meeting or any and all adjournments thereof. As of the record date, the Company had issued and outstanding 10,259,758 shares of Common Stock, par value $.001 ("Common Stock"), comprising all of the Company's issued and outstanding voting stock. Each stockholder of the Company will be entitled to one vote for each share of Common Stock.

SOLICITATION AND REVOCATION

     Proxies in the form enclosed are solicited by and on behalf of the Board. The persons named in the proxy have been designated as proxies by the Board. Any proxy given pursuant to such solicitation and received in time for the Annual Meeting will be voted as specified in such proxy. If no instructions are given, proxies will be voted

     "FOR" the election of the nominees listed below under "Election of Directors,"

     "FOR" approval of the 1999 Employee Stock Purchase Plan,

     "FOR" approval of the amendment to the Certificate of Incorporation increasing the authorized Common Stock of the Company to 50,000,000 shares,

and in the discretion of the proxies named on the proxy card with respect to any other matters properly brought before the Meeting and any adjournments thereof. In the event that any other matters are properly presented at the Annual Meeting for action, the persons named in the proxy will vote the proxies in accordance with their best judgment. Any proxy given pursuant to this solicitation may be revoked by the stockholder at any time before it is exercised by written notification delivered to the Secretary of the Company, by voting in person at the Annual Meeting, or by delivering another proxy bearing a later date. Attendance by a stockholder at the Annual Meeting does not alone serve to revoke his or her proxy.

QUORUM

     The presence, in person or by proxy, of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. A proxy submitted by a stockholder may indicate that all or a portion of the shares represented by such proxy are not being voted with respect to a particular matter. Similarly, a broker may not be permitted to vote stock ("broker non-vote") held in street name on a particular matter in the absence of instructions from the beneficial owner of such stock. The shares subject to a proxy which are not being voted on a particular matter (because of either stockholder withholding or broker non-vote) will not be considered shares entitled to vote on such matter. These shares, however, may be considered present and entitled to vote on other matters and will count for purposes of determining the presence of a quorum.

VOTING

     If a quorum is present at the Meeting, the persons nominated for election as directors will be elected by a plurality of the shares of Common Stock voted at the Annual Meeting. "Plurality" means that the nominees who receive the highest number of votes will be elected as the directors of the Company for the ensuing year. Also, if a quorum is present, the vote of a majority of the shares of Common Stock present or represented at the Meeting and entitled to vote is necessary to approve the 1999 Employee Stock Purchase Plan. Shares subject to broker non-votes are not entitled to vote and do not affect the outcome of this matter, but abstentions will have the effect of negative votes. Finally, if a quorum is present, the vote of a majority of the shares of Common Stock issued and outstanding on the record date is necessary to amend the Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock of the Company to 50,000,000. Broker non-votes and abstentions will have the effect of negative votes on this matter.


                      PROPOSAL 1 --- ELECTION OF DIRECTORS

     The current directors of the Company, all of whom are listed in the table below, have been designated by the Board as candidates for re-election as directors to serve until the next annual meeting of stockholders or until their respective successors have been elected and qualified. Unless otherwise specified in the form of proxy, the proxies solicited by the management will be voted "FOR" the election of these candidates. In case any of these nominees become unavailable for election to the Board, an event which is not anticipated, the persons named as proxies, or their substitutes, shall have full discretion and authority to vote or refrain from voting for any other nominee in accordance with their judgment.

                        DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information concerning each director of the Company continuing in office, each nominee for election as director and each executive officer of the Company:

NAME                                    AGE              POSITION

Timothy G. Fallon                        45         Chief Executive Officer,
                                                    President and Chairman
                                                    of the Board
Phillip Davidowitz                       66         Director
Robert C. Getchell                       50         Director and Secretary
Frank G. McDougall, Jr.                  48         Director
David R. Preston                         58         Director
Norman E. Rickard                        62         Director
Beat Schlagenhauf                        47         Director
Richard Worth                            49         Director
Bruce S. MacDonald                       40         Vice President of Finance,
                                                    Chief Financial Officer and
                                                    Treasurer.

     The business experience during at least the last five years of each of the directors and the executive officers of the Company is as follows:

     Timothy G. Fallon has been the Chief Executive Officer and President and a director of the Company since November 1994. In April 1998, he was appointed Chairman of the Board of Directors. From January 1992 to November 1994, Mr. Fallon was the Senior Vice President, Sales and Marketing for Cadbury Beverages, Inc. From October 1989 to December 1991, Mr. Fallon was Vice President of Sales for Canada Dry USA, a division of Cadbury Beverages, Inc. From July 1984 to September 1989, Mr. Fallon served as Vice President - Sales and Marketing for Pepsi Cola Bottling Company New York City, Inc.


     Phillip Davidowitz has been a director of the Company since June 1998. Mr. Davidowitz has been President of TSC Clearing Services, Inc. since 1980 and Vice Chairman of Transatlantic Securities Co., since 1988. He is a member of the New York Stock Exchange.


     Robert C. Getchell has been a director of the Company since December 1994. In December 1995, Mr. Getchell was appointed the Secretary of the Company. Mr. Getchell has been a principal of Getchell Professional Association, a firm of certified public accountants in Quechee, Vermont, for more than the past five years. In July 1992, Mr. Getchell was appointed to the Vermont Economic Development Authority and served as its chairman from 1996 through 1998.

        Frank G. McDougall, Jr. is a director of the Company and was Chairman of the Board of the Company from June, 1994 to March, 1998. From January 1995 to December 1997, Mr. McDougall was a part-time employee of the Company. From December 1993 until January 1995 and since January 1998, Mr. McDougall has acted as a consultant to the Company in the areas of management and government relations and regulation through Frank McDougall & Associates, a company he founded in October 1993. Since March 1996, Mr. McDougall has been the Director of Corporate and

Government Relations for the Dartmouth Hitchcock Medical Center and the Lahey Hitchcock Clinic. From July 1990 to October 1993, Mr. McDougall was the Secretary of the Agency of Development and Community Affairs of the State of Vermont. In March 1997, Mr. McDougall was appointed to the Vermont Board of Education.

     David R. Preston has been a director of the Company since October 1995. Mr. Preston has been a consultant and adjunct professor of Suffolk University in Boston, Massachusetts since September 1995. From 1990 to July 1995, Mr. Preston was a division president at Kayser-Roth Corporation, a sock and hosiery manufacturer, located in Greensboro, North Carolina. Since September 1996, he has been a Senior Associate with Renaissance Management Group LLC, a management consulting firm. Mr. Preston is a retired division president and corporate officer of the Gillette Company.

     Norman E. Rickard has been a director of the Company since May 1995. Mr. Rickard has been the President of Xerox Document Services Group of Xerox Corporation and was a Corporate Senior Vice President. Mr. Rickard retired from Xerox in 1999. He had been employed by Xerox since 1967 in various capacities, including President of Xerox Business Services, Director of Business Effectiveness, Director of the Worldwide Strategic Manufacturing Project, Director of Staff Operations and Vice President of Quality. He is also a director of American Direct of Windsor, Connecticut and Fastcast of Louisville, Kentucky.

     Beat Schlagenhauf has been a director of the Company since July 1993. Mr. Schlagenhauf has been a principal of Schlagenhauf & Partners, a portfolio management company in Zurich, Switzerland, for more than the past twelve years.

     Richard Worth has been a director of the Company since June 1994. Since 1997, Mr. Worth has been the Chairman and Chief Executive Officer of Cool Fruits, Inc. From 1994 to 1997, Mr. Worth was the Chairman and Chief Executive Officer of The Delicious/Frookie Co., a manufacturer and marketer of cookies and snack products. From 1986 to 1994, Mr. Worth was the Chairman and Chief Executive Officer of R.W. Frookies, Inc., a manufacturer and marketer of cookies and snack products. From 1978 to 1985, Mr. Worth owned and operated Sorrell Ridge, Inc., a manufacturer and marketer of jams.

     Bruce S. MacDonald has been Vice President of Finance, Chief Financial Officer and Treasurer of the Company since May 1993. From 1987 to May 1993, Mr. MacDonald was Controller of Cabot Cooperative Creamery Incorporated.

THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     During the fiscal year ended October 31, 1998, the Board of Directors of the Company met five times, and the Audit Committee and Compensation Committee met three times and one time, respectively. The Board has no Nominating Committee but does have an Executive Committee. Except for Mr. Davidowitz, who because of illness was absent from one of the three meetings held while he was in office, no incumbent director attended fewer than 75% of the total number of meetings of the Board and Committees of the Board on which he served.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, directors and persons who beneficially own more than 10% of a registered class of the Company's equity securities ("ten percent stockholders") to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and ten percent stockholders are charged by the SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company during fiscal 1998, and, if applicable, written representations that Form 5 was not required, the Company believes that all
Section 16(a) filing requirements applicable to its officers, directors and ten percent stockholders were fulfilled in a timely manner.


                REMUNERATION OF EXECUTIVE OFFICERS AND DIRECTORS

EXECUTIVE COMPENSATION

     The following tables show (1) the cash compensation paid by the Company, as well as certain other compensation paid or accrued, to the Chief Executive Officer and Chief Financial Officer of the Company for the fiscal years ended October 26, 1996, October 25, 1997 and October 31, 1998 (2) information reporting options granted to the Chief Executive Officer and the Chief Financial Officer during the fiscal year ended October 31, 1998, and (3) information regarding the value of all options granted to the Chief Executive Officer and Chief Financial Officer at the end of the fiscal year ended October 31, 1998. The Company has no other executive officers. Amounts under "All Other Compensation" represent automobile and insurance allowances.

--------------------------------------------------------------------------------
                           SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------

                                                         Annual Compensation            Long Term Compensation
                                                      -------------------------------------------------------------
                                            Fiscal
       Name and Principal Position           Year        Salary         Bonus         Options/     Compensation ($)
                                                           ($)           ($)         (# Shares)
-------------------------------------------------------------------------------------------------------------------
Timothy G. Fallon                            1998       $186,400       $202,500         -0-          $ 6,859
Chief Executive Officer and President        1997       $184,000       $150,000      690,000(1)      $ 5,278
                                             1996       $172,000       $ 50,000       30,000         $14,400
-------------------------------------------------------------------------------------------------------------------
Bruce S. MacDonald                           1998       $ 85,000       $ 55,000       30,000         $ 3,937
Vice President of Finance, Chief             1997       $ 75,000       $ 30,000      101,000(2)      $ 4,204
Financial Officer and Treasurer              1996       $ 72,000         -0-          10,000         $ 1,976
===================================================================================================================

(1) This amount represents 440,000 options with an exercise price per share of $2.50 issued in replacement for 400,000 options with an exercise price of $2.25 per share, a net increase of 40,000 options, under a repricing arrangement in 1997 and 250,000 options granted in conjunction with an employment agreement with an exercise price per share of $2.50.

(2) This amount represents 51,000 options with an exercise price per share issued of $2.50 issued in replacement for 45,000 options with a weighted average exercise price of $2.58 per share, a net increase of 6,000 options, under a repricing arrangement in 1997, and 50,000 options granted in conjunction with an employment agreement with an exercise price per share of $2.50.

     The Company cannot determine, without unreasonable effort or expense, the specific amount of certain personal benefits afforded to its employees, or the extent to which benefits are personal rather than business. The Company has concluded that the aggregate amounts of such personal benefits which cannot be specifically or precisely ascertained do not in any event exceed, as to the individuals named in the preceding table, the lesser of $50,000 or 10% of the compensation reported in the preceding table for such individuals, and that such information set forth in the preceding table is not rendered materially misleading by virtue of the omission of the value of such personal benefits.

--------------------------------------------------------------------------------
                    OPTIONS/SHARES GRANTS IN LAST FISCAL YEAR
--------------------------------------------------------------------------------

                                                                                        Potential Realizable Value at
                                                                                        Assumed Annual Rates of Stock
                                                                                        Price Appreciation for Option
                             Individual Grants                                                    Term (1)
                       ------------------------------------------------------------------------------------------------
                                         % of Total
                                        Options/Shares             Market
                                         Granted to    Exercise   Price on
                        Options/Shares  Employees in     Price     Date of  Expiration
Name                     Granted (#)     Fiscal Year   ($/Share)  Grant ($)    Date     0% ($)    5% ($)     10% ($)
-----------------------------------------------------------------------------------------------------------------------
Timothy G. Fallon
Chief Executive             --               --             --        --       --         --        --          --
Officer and President
=======================================================================================================================
Bruce S. MacDonald,       30,000(2)          21%         $3.38      $3.38    9/10/08     -0-     $47,167     $119,531
Vice President of
Finance, Chief
Financial Officer and
Treasurer
=======================================================================================================================

(1) Based on the difference between the aggregate market price on the date of grant and the aggregate exercise prices of the options granted. The amounts shown as potential realizable value illustrate what might be realized upon exercise immediately prior to expiration using the 5% and 10% appreciation rates established in regulations of the SEC, compounded annually. The potential realizable value is not intended to predict future appreciation of the price of the Company's Common Stock. The values shown do not consider non-transferability, applicable vesting periods or earlier termination of the options upon termination of employment.

(2) Consists of 30,000 newly granted options vesting November 1999 through November 2001 and expiring in September 2008 with an exercise price of $3.38.

--------------------------------------------------------------------------------
                        AGGREGATE YEAR-END OPTION VALUES
--------------------------------------------------------------------------------

                                       NUMBER OF UNEXERCISED OPTIONS       VALUE OF UNEXERCISED IN-THE-MONEY
                                           AT FISCAL YEAR-END (#)          OPTIONS AT FISCAL YEAR-END ($)(1)
                                    ----------------------------------------------------------------------------
               NAME                    EXERCISABLE      UNEXERCISABLE        EXERCISABLE        UNEXERCISABLE
----------------------------------------------------------------------------------------------------------------
Timothy G. Fallon                        510,000           210,000            $318,750            $131,250
Chief Executive Officer and
President
----------------------------------------------------------------------------------------------------------------
Bruce S. MacDonald, Vice President        64,500            76,500            $ 44,113            $ 29,063
of Finance, Chief Financial
Officer and Treasurer
================================================================================================================

(1) As of October 31, 1998, the market value of a share of Common Stock was $3.125.


EXECUTIVE PARTICIPATION IN COMPENSATION DECISIONS AND COMPENSATION COMMITTEE; AUDIT COMMITTEE

     Compensation decisions during the fiscal year ended October 31, 1998 were made by the Board of Directors upon the recommendation of the Compensation Committee. The Compensation Committee is empowered to make recommendations to the Board relating to the overall compensation arrangements for senior management of the Company and any compensation plans in which officers and directors of the Company are eligible to participate. The Compensation Committee is comprised of Messrs. McDougall, Preston and Getchell. No person serving on the Compensation Committee at any time during fiscal 1998 was an executive officer the Company or had any relationship required to be disclosed under Item 404 of Regulation S-B promulgated by the Securities and Exchange Commission. As disclosed elsewhere in this Proxy Statement, Mr. McDougall was a part-time employee of the Company through December 1997.

     The Company also has an Audit Committee, the member of which are Messrs. Getchell, Preston and Rickard. The Audit Committee, among other things, is empowered to recommend to the Board the engagement of the independent auditors and to review the scope and procedures of the activities of the independent auditors and the reports on their audits. The Audit Committee meets periodically with the independent auditors and management to review their work and confirm that they are properly discharging their responsibilities.

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

     In October 1997, the Company executed an employment agreement with Timothy
G. Fallon which has an effective date of November 1, 1996 and expires November 1, 2001. Pursuant to the agreement, which replaced a prior agreement dated November 4, 1994, Mr. Fallon acts as the Chief Executive Officer and President of the Company. His annual base salary is $186,400, which is reviewed annually by the Board. The Company provides Mr. Fallon with an automobile and disability insurance allowance. If his employment is terminated without cause (including a deemed termination by reason of a "Change of Control," as defined), Mr. Fallon is entitled to receive life and health insurance benefits together with severance payments equal to 1.5 times the annual base salary plus $175,000 payable over 18 months if such termination occurs in 1998, and 1.0 times his annual base salary plus $150,000 payable over 12 months if such termination occurs in fiscal years 1999 through 2001. In each case, Mr. Fallon will be subject to a period of non-competition equal to the greater of 12 months or the period during which severance is paid. No benefits are due if Mr. Fallon's employment is terminated for "cause," as defined.

     In addition to bonus payments disclosed above that were paid to him with respect to fiscal 1998, Mr. Fallon is entitled to incentive bonuses based upon the achievement of certain performance goals of the Company for fiscal years 1999 to 2001. For fiscal years 1999, 2000 and 2001, his incentive compensation will include payments of $75,000 for meeting Board approved target sales and $75,000 for meeting Board approved target EBITDA, again with greater or lesser payments (non-cumulative) for achieving targets within specified ranges above or below budget.

     On and as of November 1, 1997, the Company entered into an employment agreement with Bruce S. MacDonald which expires November 1, 2001. Pursuant to the agreement, Mr. MacDonald acts as the Vice President of Finance, Chief Financial Officer and Treasurer of the Company. His annual base salary is $75,000, to be reviewed annually by the Board. The Company provides Mr. MacDonald with automobile and disability insurance allowances. If his employment is terminated without cause (including a deemed termination by reason of a "Change of Control," as defined), Mr. MacDonald is entitled to receive life and health insurance benefits together with severance payments equal to 1.5 times the annual base salary plus $50,000 payable over 18 months if such termination occurs in 1998, and 1.0 times his annual base salary plus $50,000 payable over 12 months if such termination occurs in fiscal years 1999 through 2001. In each case, Mr. MacDonald will be subject to a period of non-competition equal to the greater of 12 months or the period during which severance is paid. No benefits are due if Mr. MacDonald's employment is terminated for "cause," as defined.

     In addition to the bonus payments disclosed above that were paid to him with respect to fiscal 1998, Mr. MacDonald is entitled to incentive bonuses based upon the achievement of certain performance goals of the Company for fiscal years 1999 to 2001. Mr. MacDonald's incentive compensation for each of these years is $50,000 for meeting Board approved target EBITDA, with greater or lesser payments (non-cumulative) for meeting EBITDA targets within specified ranges.

     Effective December 31, 1997, the Company entered into a consulting agreement with Frank G. McDougall, Jr., a director of the Company, through Frank McDougall & Associates for a term of one year. Pursuant to that agreement, Mr. McDougall provides consulting services to the Company in the area of government relations and regulations. Mr. McDougall was paid an initial fee of $10,000 on December 31, 1997 and will receive $1,000 per month from the Company in exchange for providing consulting services. From January 1995 to December 1997, Mr. McDougall was a part-time employee of the Company.

COMPENSATION OF DIRECTORS

     Directors who are employees of the Company do not receive any fees for attending Board meetings. Currently, directors who are not employees of the Company receive $5,000 each year, $2,500 payable on July 1 and $2,500 payable on January 1, provided the directors participate in a stipulated percentage of the meetings of the Board for the six months prior to the July 1 and January 1 payment dates, and $500 for each meeting of the Board attended. Based on review of industry surveys of director compensation for comparable public companies, effective July 15, 1999 the Company expects to increase these compensation levels to $7,500 per year, with $3,750 payable July 15 and $3,750 payable January 15, provided that required attendance levels have been satisfied. The fee for attendance at a Board meeting will increase to $750, with a fee of $400 for each committee meeting attended. The Board voted in September 1998 to automatically issue 5,000 Common Stock options to each outside director at the beginning of each fiscal year. Such option issuances to directors are limited to 105,000 options in the aggregate.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board is composed of three directors, Messrs. McDougall, Getchell and Preston. The Compensation Committee also administers the Company's stock option plans and employee stock purchase plan. This Committee is charged with the responsibility of reviewing and approving executive officers' compensation and approving all discretionary grants of stock options under the Company's stock option plan. The following describes the compensation programs in effect during fiscal 1998.

Compensation Policy

     The Company's compensation policies are designed to pay executives an annual salary that is industry competitive and an annual bonus that is based both on the performance of the Company and on individual goals established for each of the executives for the fiscal year. The Company also has longer term incentives based on stock options. All three components of compensation are reviewed annually by the Committee to ensure that salaries remain competitive, that bonuses reward performance and that stock options provide continued incentives.

     Salaries for executive officers are based on the duties and responsibilities of the position held by the executive compared with executive officers of other companies in the industry. Salaries are reviewed and established within the parameters set forth in employment agreements. Various industry salary surveys are reviewed and provided to the Committee to review in establishing compensation.

     The officer's performance over the prior year is assessed by comparing it to objectives and goals that are established by the Board, the Committee and management in a strategic planning process. Payment of bonuses is currently determined by reference to specific performance related formulas in the employment agreements. The Committee approves all such determinations.

     The Company periodically grants stock options to some or all of its executives and key employees as a means of creating a long-term incentive and benefit. Such stock options are generally granted at the fair market value of shares of Common Stock on the date of grant. Thus, no benefit will accrue to the executive or key employee from the stock option grant until the Common Stock appreciates. This creates a long-term goal for appreciation of the Common Stock which coincides with the interests of the stockholders.

Chief Executive Officer Compensation

     As noted under "Employment Contracts and Change-in-Control Agreements," the Company has an employment contract with Mr. Fallon that provides for bonuses upon the achievement of sales and EBITDA goals approved by the Board. The bonus paid to Mr. Fallon in fiscal 1998 was determined and calculated with reference to those goals. The Company did not grant any stock options to Mr. Fallon in fiscal 1998.

                                             COMPENSATION COMMITTEE

                                             Frank G. McDougall, Jr.
                                             Robert C. Getchell
                                             David R. Preston


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


     Frank G. McDougall, Jr., Robert C. Getchell and David R. Preston served on the Compensation Committee during fiscal 1998. Except for Mr. McDougall, who acts as a consultant to the Company in the areas of management and government relations and regulation, persons serving on the Compensation Committee had no relationships with the Company other than their relationship to the Company as directors entitled to the receipt of standard compensation as directors and members of certain committees of the Board and their relationship to the Company as stockholders. No person serving on the Compensation Committee or on the Board of Directors is an executive officer of another entity for which an executive officer of the Company serves on the board of directors or on that entity's compensation committee.


PERFORMANCE GRAPH


     The following Performance Graph compares the performance of the Company's cumulative stockholder return with that of a broad market index (the NASDAQ Market Index) and a published industry index (the SIC Code Index for Grocery Related Products) for each of the most recent five fiscal years. The cumulative stockholder return for shares of Common Stock and each of the indices is calculated assuming that $100 was invested on October 31, 1993. The Company paid no cash dividends during the periods shown. The performance of the indices is shown on a total return (dividends reinvested) basis. The graph lines merely connect year-end dates and do not reflect fluctuations between those dates.

                                [Graph omitted]

                                                           FISCAL YEAR ENDING
                                 -----------------------------------------------------------------------
COMPANY/INDEX/MARKET             10/29/93     10/31/94     10/31/95   10/31/96     10/31/97     10/30/98
--------------------             --------     --------     --------   --------     --------     --------
Vermont Pure                      100.00        58.54        34.15      43.90        80.49        60.98

Groceries, Related Prods, NEC     100.00        96.56        97.43      89.76       123.23        61.31

NASDAQ Market Index               100.00       106.32       126.11     148.10       194.09       219.46


  PROPOSAL 2 -- APPROVAL OF THE VERMONT PURE HOLDINGS, LTD. 1999 EMPLOYEE STOCK
                                 PURCHASE PLAN

     The Vermont Pure Holdings, Ltd. 1999 Employee Stock Purchase Plan (the "Plan") was adopted by the Board of Directors on December 7, 1998. The Plan is being submitted to the Company's stockholders as required by applicable provisions of Section 423 of the Code relating to "employee stock purchase plans" as defined therein. If the Plan is approved by stockholders, an employee participating in the Plan will incur no federal income tax liability upon the purchase of shares under the Plan, subject to the rules described below.

     The Company will reserve for issuance and purchase by employees under the Plan an aggregate of 500,000 shares of the Company's Common Stock, subject to adjustment for stock splits or stock dividends. Shares subject to the Plan may be shares of the Company's Common Stock now or hereafter authorized but unissued or shares that were once issued but subsequently reacquired by the Company.

     A copy of the Plan is attached to this Proxy Statement as Exhibit A. The following summary of some of its provisions is qualified in its entirety by reference to the text of the Plan.

Purpose and Eligibility

     The purpose of the Plan is to secure for the Company and its stockholders the benefits of the incentives inherent in the ownership of the Company's capital stock by present and future employees of the Company and its subsidiaries. The Plan is intended to strengthen the mutuality of interests between the Company's stockholders and employees, including non-management employees, by encouraging greater numbers of such employees to acquire and hold shares of the Company's Common Stock. Stock purchase plans similar to the Plan are common in industry and have proven to be an effective method of motivating and retaining associates at all levels. The Company anticipates that participation in the Plan will benefit the Company and its stockholders through enhanced associate motivation and awareness of the Company's stock performance.

     Any of the approximately 170 employees of the Company and its subsidiaries as of April 30, 1999, and any future employees of the Company or of any future subsidiaries of the Company, if they are eligible employees, may participate under the Plan except as noted below.

     All regular employees who have attained the age of majority as determined by the laws of their state of residence and who have completed at least six months employment and have customary employment of a minimum of 20 hours per week are eligible to participate. Employees who own 5% or more of the Company's voting stock are not eligible to participate in the Plan. Additionally, there is a dollar limit for certain highly compensated employees, and highly compensated employees who are also directors of the Company are ineligible.

     Employees on leave of absence or on temporary layoff as of either of the twice-yearly offering commencement dates who are otherwise eligible to participate in the Plan are permitted to enroll in the offering beginning on that offering commencement date; payroll deductions with respect to any such employee will begin as of the first pay period after he or she resumes employment.

Tax Effects of Participation

     Generally, a participant does not recognize any income for federal income tax purposes upon joining the Plan or upon purchasing shares under the Plan.

     If an employee acquires shares of stock pursuant to the Plan and does not dispose of them within two years after the commencement of the offering period in which the shares were acquired, nor within one year after the date on which the shares were acquired, then any gain realized upon the subsequent disposition of those shares will be taxable as a long-term capital gain, except that the portion of such gain equal to the lesser of (a) the excess of the fair market value of the shares on the date of disposition over the amount paid to the Company upon purchase of the shares or (b) the excess of the fair market value of the shares on the date the offering commenced over the amount paid upon purchase of the shares, is taxable as ordinary income. However, there is no corresponding deduction for the Company. If an employee disposes of the shares at a price less than the price at which he or she acquired the shares, then the employee realizes no ordinary income and has a long-term capital loss measured by the difference between the purchase price and the selling price.

     If an employee disposes of shares acquired in an offering under the Plan within two years after the date the offering commenced, or within one year after the date on which the shares were acquired, then the difference between the purchase price and the fair market value of the shares at the time of purchase will be taxable to him or her as ordinary income in the year of disposition. In this event, the Company may deduct from its gross income an amount equal to the amount treated as ordinary income to each such employee. Any excess of the selling price over the fair market value at the time the employee purchased the shares will be taxable as long-term or short-term capital gain, depending upon the period for which the shares were held. If any shares are disposed of within either the two-year or one-year period at a price less than the fair market value at the time of purchase, then the same amount of ordinary income (i.e., the difference between the purchase price and the fair market value of the shares at the time of purchase) is realized, and a capital loss is recognized equal to the difference between the fair market value of the shares at the time of purchase and the selling price.

     If a participating employee should die while owning shares acquired under the Plan, then ordinary income may be reportable on his or her final income tax return.

Commencement, Termination and Modification

     The Plan was adopted by the Board of Directors on December 7, 1998 and, subject to stockholder approval, is expected to commence with an offering period beginning January 1, 2000.

     The Plan and all rights of employees under the Plan will terminate (a) on the investment date that participating employees would, but for the limitation set forth below, become entitled to purchase a number of shares greater than the number of reserved shares remaining available for purchase or (b) at the discretion of the Board of Directors, at any time before that. If the Plan terminates because participating employees have become entitled to purchase more shares than are available for purchase, reserved shares remaining available for purchase as of the termination date will be issued to participating associates on a pro rata basis, and any excess funds thereafter remaining in employees' accounts will be refunded.

     The Board of Directors may amend the Plan in any respect, except that the Plan may not be amended in any way that will cause rights issued under it to fail to meet the requirements for an employee stock purchase plan as defined in
Section 423 of the Internal Revenue Code which, among other things, requires stockholder approval for an increase in the number of shares issued under the Plan except pursuant to the anti-dilution provisions of the Plan.

     If the stockholders do not approve the Plan, it is possible that the Board of Directors may terminate the Plan. Without stockholder approval, current federal tax law provides the 15% discount from the fair market value of the stock will be treated as taxable compensation in the year of purchase by the participating associate, thus negating the advantageous federal tax treatment the Plan is expected to provide to employees.

Administration

     The Plan is administered, at the Company's expense, by the Compensation Committee of the Board of Directors. The Committee may request advice or assistance and employ or direct any other persons necessary for the proper administration of the Plan. Subject to the express provisions of the Plan, the Committee has the authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable in administering the Plan, all of which determinations will be final and binding upon all persons, unless otherwise determined by the Board of Directors.

Purchase Price and Method of Purchase

     Participating employees will authorize the Company or subsidiary employer to make payroll deductions, not exceeding 10% of the salary or wages during the prior 12-month period, divided by the number of pay periods in the following 12 months. The minimum deduction shall be $10.00 per pay period. The payroll deductions will be used to purchase shares of stock at the end of each offering period, as determined by the Committee, at a price equal to 85% of the lesser of the last trading price of the Common Stock traded on Nasdaq, or any stock exchange on which the Common Stock is listed, on the commencement and termination dates of such offering period. The Company will maintain an account for each participating employee, and will issue periodic reports to the employee of his or her account balances, although the Plan does not expressly require such reports to be issued. Participating employees will not pay any brokerage or similar commission in connection with the purchase of stock under the Plan.

     Because the Plan limits each employee's participation to 10% of his or her compensation, such participation not to exceed $25,000 of the fair market value of the purchase stock in a calendar year, any employee with an annual compensation exceeding $250,000, including any executive officers named in the Summary Compensation Table, could obtain a maximum annual benefit of $3,750.00 (that is, 15% of $25,000) under the Plan. Lesser-paid employees would have available a proportionately reduced maximum annual benefit.

     On April 30, 1999, the closing price of the Company's Common Stock on Nasdaq was $3.1875. To date, no shares have been issued under the Plan. Based on the closing price on April 30, 1999, the total market value of the 500,000 shares issuable under the Plan is $1,593,750. If the Plan is approved by the stockholders, the Company intends to file a registration statement under the Securities Act of 1933 covering the 500,000 shares thus authorized.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL
NUMBER 2.

 PROPOSAL 3 -- AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF THE COMPANY TO
  INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK OF THE COMPANY FROM
                     20,000,000 SHARES TO 50,000,000 SHARES

     By a Board of Directors resolution dated December 7, 1998, the Board of Directors recommended to the stockholders that the Corporation amend the Company's Restated Certificate of Incorporation (the "Charter") to increase the number of authorized shares of capital stock of the Company to 50,500,000, of which 50,000,000 shares shall be Common Stock, par value $.001 per share, and 500,000 shares shall be Preferred Stock, par value $.001 per share. The current amount of authorized capital is 20,500,000 shares, including 20,000,000 shares of Common Stock. No shares of Preferred Stock have been issued. Shares of the Company's Common Stock, including the additional shares proposed for authorization, do not have preemptive or similar rights.


     As of April 30, 1999, there were 10,259,758 shares issued and outstanding and approximately 2,417,568 shares reserved for future issuance pursuant to outstanding warrants, convertible debt and options. If the amendment to the Charter is approved, the Board of Directors will have the authority to issue 37,272,674 additional shares of Common Stock without further stockholder approval. The Board of Directors believes that the authorized number of shares of Common Stock should be increased to provide sufficient shares for such corporate purposes as the Board of Directors may determine to be necessary or desirable. These purposes may include, without limitation, to acquire other businesses in exchange for shares of Common Stock, to attract and retain valuable employees by the issuance of stock options, including additional shares reserved for future option grants under the any existing or proposed stock option or employee stock purchase plan of the Company, and to acquire complementary assets, products or businesses from third parties in exchange for Common Stock. At present, the Company does not have any agreements or understandings to issue Common Stock to purchase assets or businesses of third parties, but part of the Company's current business strategy is to make such acquisitions from time to time as attractive opportunities are found.


     Under the Delaware General Corporation Law, the Board of Directors generally may issue authorized but unissued shares of Common Stock without further stockholder approval. The Board of Directors does not currently intend to seek stockholder approval prior to any future issuance of additional shares of Common Stock, unless stockholder action is required in a specific case by applicable law, the rules of any exchange or market on which the Company's securities may then be listed, or the Charter or By-Laws of the Company then in effect.

     The additional shares of Common Stock authorized for issuance pursuant to this proposal will have all of the rights and privileges which the presently outstanding shares of Common Stock possess under the Company's Charter. The increase in authorized shares would not affect the terms or rights of holders of existing shares of Common Stock. All outstanding shares of Common Stock would continue to have one vote per share on all matters to be voted on by the stockholders, including the election of directors.

     The issuance of any additional shares of Common Stock by the Company may, depending on the circumstances under which those shares are issued, reduce stockholders' equity per share and may reduce the percentage ownership of Common Stock of existing stockholders. The Company, however, will receive consideration for any additional shares of Common Stock issued, thereby reducing or eliminating the economic effect to each stockholder of such dilution.

     The authorized but unissued shares of Common Stock could be used to make more difficult a change in control of the Company. For example, such shares could be sold to purchasers who might side with the Board of Directors in opposing a takeover bid that the Board determines not to be in the best interests of the Company and its stockholders. Such a sale could have the effect of discouraging an attempt by another person or entity, through the acquisition of a substantial number of shares of the Company's Common Stock, to acquire control of the Company, since the issuance of new shares could be used to dilute the stock ownership of the acquirer. Neither the Charter nor By-Laws of the Company now contain any provisions that are generally considered to have an anti-takeover effect, and the Board of Directors does currently plan to propose any anti-takeover measures in future proxy solicitations. The Company is not aware of any pending or threatened efforts to obtain control of the Company, and the Board of Directors has no current intention to use the additional shares of Common Stock to impede such efforts.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
PROPOSAL NUMBER 3.


                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The table and accompanying footnotes on the following pages set forth certain information as of April 30, 1999 with respect to the stock ownership of
(I) those persons or groups who beneficially own more than 5% of the Company's Common Stock, (ii) each director and director-nominee of the Company, (iii) the Company's Chief Executive Officer and Chief Financial Officer, and (iv) all directors and executive officers of the Company as a group (based upon information furnished by such persons). The Company has no other executive officers. Shares of Common Stock issuable upon exercise of options and warrants which are currently exercisable or exercisable within 60 days of the date of this table have been included in the following table.


                                  AMOUNT AND NATURE OF          PERCENTAGE OF
                                     BENEFICIAL              OUTSTANDING SHARES
OWNER'S NAME AND ADDRESS              OWNERSHIP                    OWNED
------------------------          --------------------       ------------------
Timothy G. Fallon                    512,000(2)                    4.6%

Phillip Davidowitz                    25,000(3)                     .2%

Robert C. Getchell                    57,000(4)                     .5%

Frank G. McDougall, Jr.               97,000(1)                     .9%


                                  AMOUNT AND NATURE OF          PERCENTAGE OF
                                     BENEFICIAL              OUTSTANDING SHARES
OWNER'S NAME AND ADDRESS              OWNERSHIP                    OWNED
------------------------          --------------------       ------------------
David R. Preston                      58,000(5)                    .5%

Norman E. Rickard                     54,000(4)                    .5%

Beat Schlagenhauf                     52,000(1)                    .5%

Richard Worth                         59,500(4)                    .5%

M. Dolores Paoli                     947,600(6)                   8.4%
41 Bermuda Road
Westport, CT 06880

Bruce S. MacDonald                    71,000(1)                    .6%

All Officers and Directors           985,500(7)                   8.6%
as a group (9 individuals)
--------------------------


(1) Represents shares of Common Stock issuable pursuant to outstanding stock options exercisable within 60 days of the date of this table.

(2) Includes 510,000 shares of Common Stock issuable pursuant to outstanding stock options exercisable within 60 days of the date of this table.

(3) Includes 20,000 shares of Common Stock issuable pursuant to outstanding stock options exercisable within 60 days of the date of this table.

(4) Includes 52,000 shares of Common Stock issuable pursuant to outstanding stock options exercisable within 60 days of the date of this table.

(5) Includes 56,000 shares of Common Stock issuable pursuant to outstanding stock options exercisable within 60 days of the date of this table.

(6) Includes 687,500 shares owned by Ms. Paoli directly, 135,100 shares owned by Condor Ventures, Inc., a business of which Ms. Paoli's husband is President, and 125,000 shares issuable pursuant to an outstanding stock option held by Condor Ventures. See "Certain Relationships and Related Transactions."

(7) Includes 960,000 shares of Common Stock issuable pursuant to outstanding stock options exercisable within 60 days of the date of this table.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Condor Ventures, Inc. ("Condor"), which is an affiliate of Adnan A. Durrani, a former director of the Company, and his wife, M. Dolores Paoli, a former officer and currently a greater than 5% stockholder of the Company, was a consultant to the Company from January 1990 to December 1997, when the arrangement terminated. In October 1993, the Company entered into a consulting agreement under which Condor agreed to render consulting services, including services in connection with acquisitions by the Company, on a non-exclusive basis for a period of five years. During the term of the agreement, Condor was paid $100,000 annually plus an initial fee of $50,000. Condor also received an option to purchase up to 125,000 shares of Common Stock at an exercise price of $5.00 per share, which exercise price was reduced to $2.25 per share on May 12, 1995 by action of the Company's Board. This option is fully vested and is exercisable until October 2003. The Company has also granted Condor certain "piggyback" and demand registration rights for the Common Stock issuable upon exercise of the options. On December 12, 1997, the Company and Condor entered into a Termination Agreement pursuant to which the Company paid Condor $41,667 as a termination payment.


                             INDEPENDENT ACCOUNTANTS

     The Company has selected Feldman Sherb Ehrlich & Co., P.C. (formerly Feldman Radin & Co., P.C.), of New York City as its independent accountants for the fiscal year ending October 30, 1999. A representative of Feldman Sherb Ehrlich & Co., P.C., is expected to be present at the meeting with an opportunity to make a statement if he desires to do so and is expected to be available to respond to appropriate questions.


                            SOLICITATION OF PROXIES

     The solicitation of proxies in the enclosed form is made on behalf of the Company and the cost of this solicitation is being paid by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone or telegraph using the services of directors, officers and regular employees of the Company at nominal cost. Banks, brokerage firms and other custodians, nominees and fiduciaries will be reimbursed by the Company for expenses incurred in sending proxy material to beneficial owners of the Company's stock.

                              STOCKHOLDER PROPOSALS

     In order to be eligible for inclusion in the Company's proxy statement and form of proxy for the annual meeting scheduled to be held in April 2000, stockholder proposals must comply with SEC Rule 14a-8 and any other applicable rules and must be delivered to the Company's principal executive offices at least 120 days prior to the anniversary date of mailing of this Proxy Statement or, where the annual meeting date has changed more than 30 days from the prior year, a reasonable time before the Company mails its proxy materials for the ensuing year. This year's Annual Meeting was delayed more than 30 days from the prior year's date, April 2. The Company believes that a reasonable time for receipt of a proposal complying with Rule 14a-8 for the anticipated April 2000 meeting will be 120 days before the anticipated March 2 mailing date for the meeting, or November 2, 1999.

     In addition, SEC Rule 14a-4 provides that with respect to any proposal or nomination made by a stockholder at the annual meeting scheduled for April 2000, the persons named as proxies by the Company in its solicitation materials will have discretionary authority to vote on such proposal or nomination if the Company did not have notice of the matter within 45 days of the anniversary date of mailing of this Proxy Statement or, where the annual meeting date has changed more than 30 days from the prior year, a reasonable time before the Company mails its proxy materials for the ensuing year. This year's Annual Meeting was delayed more than 30 days from the prior year's date, April 2. The Company believes that a reasonable time for receipt of notice of any stockholder proposal or nomination for the anticipated April 2000 meeting will be 45 days before the anticipated March 2 mailing date for the meeting, or January 16, 2000.


                                 OTHER BUSINESS

     Action may be taken on the business to be transacted at the meeting on the date provided in the Notice of the Annual Meeting or any date or dates to which an original or later adjournment of such meeting may be adjourned. As of the date of this Proxy Statement, the management does not know of any other matters to be presented at the meeting. If, however, other matters properly come before the meeting, whether on the original date provided in the Notice of Annual Meeting or any dates to which any original or later adjournment of such meeting may be adjourned, it is intended that the holders of the proxy have discretion to vote in accordance with their best judgment.

                                                  By Order of Board of Directors


                                                  Robert C. Getchell
                                                  Secretary


Randolph, Vermont
May 15, 1999

                                                                       Exhibit A
                                                                       ---------

                           VERMONT PURE HOLDINGS, LTD.
                        1999 EMPLOYEE STOCK PURCHASE PLAN



1.   PURPOSE.

     The Vermont Pure Holdings, Ltd. 1999 Employee Stock Purchase Plan (the "Plan") is intended to provide a method whereby employees of Vermont Pure Holdings, Ltd. (the "Company") will have an opportunity to acquire an ownership interest (or increase an existing ownership interest) in the Company through the purchase of shares of the Common Stock of the Company. It is the intention of the Company that the Plan qualify as an "employee stock purchase plan" under
Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.   DEFINITIONS.

     (a) "Board" means the Board of Directors of the Company.

     (b) "Code" shall have the meaning set forth in Paragraph 1.

     (c) "Committee" means the Compensation Committee of the Board.

     (d) "Common Stock" means the common stock, par value $.001 per share, of the Company.

     (e) "Company" shall also include any Subsidiary (as hereinafter defined) of Vermont Pure Holdings, Ltd. designated as a participant in the Plan by the Board, unless the context otherwise requires.

     (f) "Compensation" means, for the purpose of any Offering pursuant to this Plan, base pay in effect as of the Offering Commencement Date (as hereinafter defined). Compensation shall not include any deferred compensation other than contributions by an individual through a salary reduction agreement to a cash or deferred plan pursuant to Section 401(k) of the Code or to a cafeteria plan pursuant to Section 125 of the Code.

     (g) "Employee" means any person who is customarily employed by the Company for more than 20 hours per week and more than five months in any calendar year.

     (h) "Offering" shall have the meaning set forth in Paragraph 4.

     (i) "Offering Commencement Date" shall have the meaning set forth in Paragraph 4.

     (j) "Offering Termination Date" shall have the meaning set forth in Paragraph 4.

     (k) "Plan" shall have the meaning set forth in Paragraph 1.

     (l) "Subsidiary" shall mean any present or future corporation which is or would constitute a "subsidiary corporation" as that term is defined in Section 424 of the Code.

3.   ELIGIBILITY.

     (a) Participation in the Plan is completely voluntary. Participation in any one or more of the Offerings under the Plan shall neither limit, nor require, participation in any other Offering (as hereinafter defined).

     (b) Each employee of the Company shall be eligible to participate in the Plan on the first Offering Commencement Date, as hereinafter defined, following the completion of six months of continuous service with the Company. Notwithstanding the foregoing, no employee shall be granted an option under the
Plan:

          (i) if, immediately after the grant, such employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary; for purposes of this Paragraph, the rules of
     Section 424(d) of the Code shall apply in determining the stock ownership of any employee; or

          (ii) which permits his rights to purchase stock under all Section 423 employee stock purchase plans of the Company and its Subsidiaries to exceed $25,000 of the fair market value of the stock (determined at the time such option is granted) for each calendar year in which such option is outstanding; for purposes of this Paragraph, the rules of Section 423(b)(8) of the Code shall apply.

4.   OFFERING DATES.

     The right to purchase stock hereunder shall be made available by a series of six-month offerings (the "Offering" or "Offerings") to employees eligible in accordance with Paragraph 3 hereof. The Committee will, in its discretion, determine the applicable date of commencement ("Offering Commencement Date") and termination date ("Offering Termination Date") for each Offering. Participation in any one or more of the Offerings under the Plan shall neither limit, nor require, participation in any other Offering.

5.   PARTICIPATION.

     Any eligible employee may become a participant by completing a payroll deduction authorization form provided by the Company and filing it with the Company's Chief Financial Officer 20 days prior to each applicable Offering Commencement Date, as determined by the Committee pursuant to Paragraph 4.

6.   PAYROLL DEDUCTIONS.

     (a) At the time a participant files an authorization for a payroll deduction, the participant shall elect to have deductions made from his or her pay on each payday during any Offering in which he or she is a participant, at a specified percentage of his or her Compensation as determined on the applicable Offering Commencement Date; said percentage shall be in increments of one percent up to a maximum percentage of ten percent.

     (b) Payroll deductions for a participant shall commence on the Offering Commencement Date when the applicable authorization for a payroll deduction becomes effective and shall end on the Offering Termination Date of the Offering to which such authorization is applicable, unless sooner terminated by the participant as provided in Paragraph 9.

     (c) All payroll deductions made for a participant shall be credited to his or her account under the Plan. A participant may not make any separate cash payment into such account.

     (d) A participant may withdraw from the Plan at any time during the applicable Offering period.

7.   GRANTING OF OPTION.

     (a) On the Offering Commencement Date of each Offering, a participating employee shall be deemed to have been granted an option to purchase a maximum number of shares of the Common Stock equal to an amount determined as follows:
(i) 85% of the market value per share of the Common Stock on the applicable Offering Commencement Date shall be divided into an amount equal to the sum of
(X) the percentage of the employee's Compensation which he or she has elected to have withheld (multiplied by the employee's Compensation over the Offering period) plus (Y) any amounts in the employee's account on the Offering Commencement Date that have been carried forward from prior Offerings, multiplied by (ii) two. Such market value per share of the Common Stock shall be determined as provided in clause (i) of Paragraph 7 (b).

     (b) The option price of the Common Stock purchased with payroll deductions made during each such Offering for a participant therein shall be the lower of-.

          (i) 85% of the average of the bid and the asked prices as reported by the Nasdaq Stock Market in the Wall Street Journal, or, if the Common Stock is designated as a national market security by the National Association of Securities Dealers, Inc. ("NASD"), the last trading price of the Common Stock as reported by the Nasdaq National Market System in the Wall Street Journal, or, if the Common Stock is listed on an exchange, the closing price of the Common Stock on the exchange on the Offering Commencement Date applicable to such Offering (or on the next regular business date on which shares of the Common Stock shall be traded, in the event that no shares of the Common Stock have been traded on the Offering Commencement Date); or if the

     Common Stock is not quoted on Nasdaq, not designated as a Nasdaq national market security and not listed on an exchange, 85% of the fair market value on the Offering Commencement Date as determined by the Committee; and

          (ii) 85% of the average of the bid and the asked prices as reported by the Nasdaq Stock Market in the Wall Street Journal, or, if the Common Stock is designated as a national market security by the NASD, the last trading price of the Common Stock as reported by the Nasdaq National Market System in the Wall Street Journal, or, if the Common Stock is listed on an exchange, the closing price of the Common Stock on the exchange on the Offering Termination Date applicable to such Offering (or on the next regular business date on which shares of the Common Stock shall be traded, in the event that no shares of the Common Stock shall have been traded on the Offering Termination Date); or if the Common Stock is not quoted on Nasdaq, not designated as a Nasdaq national market security and not listed on an exchange, 85% of the fair market value on the Offering Termination Date as determined by the Committee.

8.   EXERCISE OF OPTION.

     (a) Unless a participant gives written notice to the Chief Financial Officer of the Company as hereinafter provided, his or-her option for the purchase of Common Stock with payroll deductions made during any Offering will be deemed to have been exercised automatically on the Offering Termination Date applicable to such Offering for the purchase of the number of full shares of Common Stock which the accumulated payroll deductions in his or her account at that time (plus any amounts in his or her account that have been carried forward from prior Offerings) will purchase at the applicable option price (but not in excess of the number of shares for which options have been granted to the employee, pursuant to Paragraph 7(a)), and any excess in his account at that time will be automatically returned to the Participant, except as otherwise provided in Paragraph 8(b).

     (b) Fractional shares will not be issued under the Plan and any accumulated payroll deductions which would have been used to purchase fractional shares shall be automatically carried forward to the next Offering unless the participant elects, by written notice to the Chief Financial Officer of the Company, to have the excess cash returned to the participant.

9.   WITHDRAWAL AND TERMINATION.

     (a) Prior to the Offering Termination Date for an Offering, any participant may withdraw the payroll deductions credited to his or her account under the Plan for such Offering by giving written notice to the Chief Financial Officer of the Company. All of the participant's payroll deductions credited to such account will be paid to the participant promptly after receipt of notice of withdrawal, without interest, and no future payroll deduction will be made from his or her pay during such Offering. The Company will treat any attempt to borrow by a participant on the security of accumulated payroll deductions as an election to withdraw such deductions.

     (b) A participant's election not to participate in, or withdrawal from, any Offering will not have any effect upon his or her eligibility to participant in any succeeding Offering or in any similar plan which may hereafter be adopted by the Company.

     (c) Upon termination of the participant's employment for any reason, including retirement but excluding death, the payroll deductions credited to his or her account will be returned to the participant, or, in the case of his or her death, to the person or persons entitled thereto under Paragraph 13.

     (d) Upon termination of the participant's employment because of death, his or her beneficiary (as defined in paragraph 13) shall have the right to elect, by written notice given to the Company's Chief Financial Officer prior to the expiration of a period of 90 days commencing with the date of the death of the participant, either:

          (i) to withdraw all of the payroll deductions credited to the participant's account under the Plan; or

          (ii) to exercise the participant's option for the purchase of stock on the Offering Termination Date next following the date of the participant's death for the purchase of the number of full shares which the accumulated payroll deductions in the participant's account at the date of the participant's death will purchase at the applicable option price (subject to the limitation contained in Paragraph 7(a)), and any excess in such account will be returned to said beneficiary. In the event that no such written notice of election shall be duly received by the office of the Company's Chief Financial Officer, the beneficiary shall automatically be deemed to have elected to withdraw the payroll deductions credited to the participant's account at the date of the participant's death and the same will be paid promptly to said beneficiary.

10.  INTEREST.

     No interest will be paid or allowed on any money paid into the Plan or credited to the account of any participating employee.

11.  STOCK.

     (a) The maximum number of shares of Common Stock available for issuance and purchase by employees under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Paragraph 16, shall be 500,000 shares of Common Stock, $.001 par value per share, of the Company, either authorized but unissued or held in treasury. If the total number of shares for which options are exercised on any Offering Termination Date in accordance with Paragraph 8 exceeds the number of shares that remain available for issuance and purchase by employees under the Plan, the Company shall make a pro rata allocation of the shares available for delivery and distribution in an equitable manner, with the balances of payroll deductions credited to the account of each participant under the Plan returned to the participant.

     (b) The Participant will have no interest in the stock covered by his or her option until such option has been exercised.

12.  ADMINISTRATION.

     The Plan shall be administered by the Committee. The interpretation and construction of any provision of the Plan and adoption of rules and regulations for administering the Plan shall be made by the Committee Determinations made by the Committee with respect to any matter or provision contained in the Plan shall he final, conclusive and binding upon the Company and upon all participants, their heirs or legal representatives. Any rule or regulation adopted by the Committee shall remain in full force and effect unless and until altered. or repealed by the Committee.

13.  DESIGNATION OF BENEFICIARY.

     A participant shall file with the Chief Financial Officer of the Company a written designation of a beneficiary who is to receive any Common Stock and/or cash under the Plan. Such designation of beneficiary may be changed by the participant at any time by written notice. Upon the death of a participant and upon receipt by the Company of proof of the identity and existence of a beneficiary validly designated by the participant under the Plan, the Company shall deliver such Common Stock and/or cash to such beneficiary. In the event of the death of a participant and upon receipt by the Company of proof of the identity and existence of a beneficiary validly designated by the participant under the Plan, the Company shall deliver such Common Stock and/or cash to such beneficiary. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such Common Stock and/or cash to the executor or administrator of the estate of the participant. No beneficiary shall, prior to the death of the participant by whom he or she has been designated, acquire any interest in the Common Stock and/or cash credited to the participant under the Plan.

14.  TRANSFERABILITY.

         Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive Common Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge, or other disposition shall be without effect.

15.  USE OF FUNDS.

     All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose, and tile Company shall not be obligated to segregate such payroll deductions.

16.  EFFECT OF CHANGES OF COMMON STOCK.

     If the Company shall subdivide or reclassify the Common Stock which has been or may be optioned under this Plan, or shall declare thereon any dividend payable in shares of such Common Stock, or shall take any other action of a similar nature affecting such Common Stock, then the number and class of shares of Common Stock which may thereafter be optioned (in the aggregate and to any participant) shall be adjusted accordingly and in the case of each option outstanding at the time of any such action, the number and class of shares which may thereafter be purchased pursuant to such option and the option price per share shall be adjusted to such extent as may be determined by the Committee, following consultation with the Company's independent public accountants and counsel, to be necessary to preserve the rights of the holder of such option.

17.  AMENDMENT OR TERMINATION.

     The Board may at any time terminate or amend the Plan. No such termination shall affect options previously granted, nor may an amendment make any change in any option theretofore granted which would adversely affect the rights of any participant holding options under the Plan, provided, that in the event the Plan is not approved by the stockholders of the Company pursuant to Paragraph 20, the Plan may be terminated, and funds received or held by the Company under this Plan returned to participants, without regard to any such rights.

18.  NOTICES.

     All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received by the Chief Financial Officer of the Company.

19.  MERGER OR CONSOLIDATION.

     If the Company shall at any time merge into or consolidate with another corporation, the holder of each option then outstanding will thereafter be entitled to receive at the next Offering Termination Date, upon the exercise of such option and for each share as to which such option shall be exercised, the securities or property which a holder of one share of the Common Stock was entitled to upon and at the time of such merger or consolidation. In accordance with this Paragraph and Paragraph 16, the Committee shall determine the kind and amount of such securities or property which such holder of an option shall be entitled to receive. A sale of all or substantially all of the assets of the Company shall be deemed a merger or consolidation for the foregoing purposes.

20.  APPROVAL OF STOCKHOLDERS.

     The Plan was approved by the Board of Directors on December 7, 1998. The Plan is subject to the approval of the stockholders of the Company at their next annual meeting or at any special meeting of the stockholders for which one of the purposes of such a special meeting shall be to act upon the Plan.

21.  GOVERNMENTAL AND OTHER REGULATIONS.

     The Plan, and the grant and exercise of the rights to purchase shares hereunder, and the Company's obligation to sell and deliver shares upon the exercise of rights to purchase shares, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may, in the opinion of counsel for the Company, be required. The Plan shall be governed by, and construed and enforced in accordance with, the provisions of Sections 421, 423 and 424 of the Code and the substantive laws of the Commonwealth of Massachusetts. In the event of any inconsistency between such provisions of the Code and any such laws, said provisions of the Code shall govern to the extent necessary to preserve the favorable federal income tax treatment afforded employee stock purchase plans under Section 423 of the Code.

                       VERMONT PURE HOLDINGS, LTD. - PROXY

                       SOLICITED BY THE BOARD OF DIRECTORS
               FOR THE ANNUAL MEETING TO BE HELD ON JUNE 15, 1999


     The undersigned Stockholder(s) of VERMONT PURE HOLDINGS, LTD., a Delaware corporation ("Company"), hereby appoints Frank G. McDougall, Jr. and Timothy G. Fallon, or either of them, with full power of substitution and to act without the other, as the agents, attorneys and proxies of the undersigned, to vote the shares of stock held by the undersigned or which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held on June 15, 1999 and at all adjournments thereof. This proxy will be voted in accordance with the instructions given on the reverse and in the discretion of the proxies upon all other matters that may properly come before the Meeting. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR ALL OF THE FOLLOWING PROPOSALS.

     The undersigned hereby revokes all proxies, if any, hitherto given by him to others for said Meeting.


                  (CONTINUED, AND TO BE SIGNED, ON OTHER SIDE.)

                      PLEASE DATE, SIGN AND MAIL YOUR PROXY
                         CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                           VERMONT PURE HOLDINGS, LTD.

                                  JUNE 15, 1999

                 PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED
--------------------------------------------------------------------------------

  A  [X]          Please mark your
                  votes as in this
                  example

             FOR all nominees     WITHHOLD           NOMINEES:                                             FOR   AGAINST ABSTAIN
             listed at right      AUTHORITY to       Timothy G. Fallon        2. To approve the
             except as marked     vote for all       Phillip Davidowitz          Vermont Pure
             to the contrary      nominees           Robert C. Getchell          Holdings, Ltd. 1999       [ ]     [ ]     [ ]
             below                listed at right    Frank G. McDougall, Jr.     Employee Stock
                                                     David R. Preston            Purchase Plan.
 1. Election of                                      Norman E. Rickard
    the following       [ ]              [ ]         Beat Schlagenhauf        3. To amend the Certifi-
    Directors:                                       Richard Worth               cate of Incorporation
                                                                                 to increase the
                                                                                 authorized common         [ ]     [ ]     [ ]
                                                                                 stock of the Company
                                                                                 to 50,000,000 shares.

                                                                              4.In their discretion, the proxies are
                                                                                 authorized to vote upon such other
                                                                                 business as may come before the meeting or
                                                                                 any adjournment thereof.

INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.

____________________________________________                                 I PLAN ON ATTENDING THE ANNUAL MEETING         [ ]






Signature __________________________Signature if held jointly _______________________________________  Dated ________________, 1999

NOTE: Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
--------------------------------------------------------------------------------

Dear Shareholders,

The Company results for 1998 were simply outstanding! The momentum that started with decreasing losses in 1995 and 1996, and continued with our first profitable year in 1997 accelerated into even better results in 1998. Revenue topped $29 million, a 65% increase over the previous year. Pre-tax net income grew 180% from $.05 per share in 1997 to $.14 per share in 1998. What opportunity awaits an industry where the retail price of bottled water exceeds the cost of a gallon of gasoline?

To truly reflect on 1998Os accomplishments, it is best to frame the results of the Company on a year to year comparison from the start of the turnaround in 1995.



Sales Revenue

Our 65% increase in 1998 represented the largest absolute percentage increase in sales revenue in the last five years. The dollar increase of $11.5 million represented 97% of 1996 total sales. Our average annual growth rate has been in excess of 50% from 1995-1998. In effect, we have doubled the business every two years. This growth has been fueled by acquisitions and the expansion of our base business. In the graph below, we have excluded acquisitions from our overall increases to reflect our base business increase compared to the bottled water industry. The results are equally dynamic as Vermont Pure has grown at a rate three to five times the total industry growth while averaging over a 40% increase in base business volume per year.

Operating Income

In 1998, profit from operations grew 146% to $2,065,000 compared to $838,000 the previous year. The combination of increased volume and solid cost structure management resulted in strong financial performance. From 1994-1998 there has been a $6,128,000 improvement in bottom line results.

Gross Profit

An additional measure of the Company's vitality is its continuing improvement of the Gross Profit Margin. From a low of 40% in 1995, the margin improved to 60% in 1998. This 20 percentage point improvement is a result of higher volume, supply chain management and the development of our higher margin Home & Office business.

Earnings Per Share

With the benefit of significant tax loss carry forwards, Vermont Pure has been able to accelerate its net income growth. The Company has continued to use available cash to invest in equipment and infrastructure to fuel our continued expansion. The good news is that we will still be able to utilize the tax loss carry forwards in the future. We estimate that we will be able to continue to accrue tax benefits through 2001. After that, the Company's earnings will be subject to tax at the statutory rates for corporations.

EBITDA

Earnings Before Interest, Taxes, Depreciation and Amortization -- this all important measure of cash flow mirrors the overall improvement in our business. 1998 saw EBITDA double to $3.9 million from $2.0 million in 1997. The depreciation and amortization reflect our aggressive growth strategy through acquisition and investment in internal operations.

The Home & Office delivery business is very capital intensive with continual investment in trucks, bottles and coolers. We have seen a dramatic improvement in EBITDA with a $7.4 million positive swing from 1994 to 1998.

Retail Product Shipments

Another factor contributing to our success has been the increase in case sale shipments across the retail "PETE" product line. Actual cases shipped to customers tripled from 1995 to 1998. This reflects an almost 35% average annual growth rate over this time frame. Vermont Pure continues to demonstrate tremendous vitality in this dynamic consumer category both with our own brands and private label business.

Home & Office Customer Base

This critical component of our success continues to grow via acquisitions and strong additional account expansion within our heartland market-New York State and New England. Our current account base is over 32,000 customers. This is a gratifying number in that Vermont Pure served just 1,500 accounts as recently as 1994. The success of this business has been accomplished by strategically marketing in the less competitive secondary markets throughout the Northeast. Tremendous potential remains in regional markets such as Hartford, Springfield, Providence, and Worcester as well as the major markets of New York City and Boston.

Over the past 4 years, Vermont Pure has added an average of 20 new customers per day through internal growth and acquisitions. Excluding acquisitions, the Company has brought 13,500 new accounts into its base business. The strong gross profit and cash flow generation from this business continues to add to our solid growth plan in the future.


Perspective on the Future

The past results are terrific, but we should not rest on previous accomplishments. The bottled water industry presents daily challenges and hurdles to test our management skill to continue this growth. Our first hurdle in 1999 was to exit our relationship with Coca-Cola Enterprises, which we accomplished in April, and build new relationships with independent Snapple distributors in the Northeast. This transition will take its toll in time, effort and money to ensure that Vermont Pure is settled into a system that can grow the business.

The Company markets to two different customer bases-DPETE retail products and Home & Office water and coffee delivery service. Our focus continues to be growing both segments at rates faster than the industry averages. Both businesses have significant strengths and opportunities.

The retail PETE business is truly the consumer product category. The equation for success is low manufacturing costs and high volumes. We have seen the benefit of incremental volume growth above the break even line over the last two years. The category is increasingly under pressure from large global competitors with far greater resources. However, we market and operate in a regional niche, and ultimately, we believe we will be successful in building and expanding this business. Over the years we have diversified the business by creating secondary brands and bottling private label brands.

Home & Office delivery is far less visible than the retail business. It is an account by account business that grows through the hard work and the sales efforts of our dedicated Vermont Pure employees. This business becomes more attractive over time as density increases and operating synergies are instituted. At the end of 1998, sales for Home & Office customers accounted for 40% of total sales compared to about 10% in 1995. If we continue to provide a quality product and consistent service, then customer loyalty will grow. The benefit is a predictable cash stream that expands over time. This customer base becomes a target for cross-marketing other products to increase sales per delivery in our own distribution system.

The bottled spring water business is, we believe, a stable but high growth category that should attract attention in the equity markets. Because there are relatively few "pure plays" in the bottled water portion of the food and beverage industry, we remain optimistic that the stock market will reward our performance. We sell a healthful product at a competitive price, and we have shown the ability to grow the business and make money.

I would like to thank our shareholders, customers, Board of Directors and our dedicated employees for continuing to provide growth and opportunity in this dynamic business.


Sincerely yours,



Timothy G. Fallon